UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 15, 2022 (August 11, 2022)
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2022, DENTSPLY SIRONA Inc. (the “Company”) obtained the consent of the requisite lenders under its revolving credit facility, with JPMorgan Chase Bank, N.A., as administrative agent, to extend the time period for delivery of the Company’s unaudited financial statements for the fiscal quarter ended June 30, 2022 (the “Q2 financials”) and the related certificates, from August 14, 2022 until September 30, 2022. The Audit and Finance Committee continues to work diligently with independent counsel and advisors to complete its previously announced investigation as soon as possible and the Company is working to finalize its financial statements as soon as practicable.

The Company also intends to seek the consent of the holders of certain of its other outstanding indebtedness, including the Company’s private placement notes, to extend the time period for delivery of the Q2 financials to a date no earlier than the date required for such financials to be delivered to the lenders under the revolving credit facility.

If the Company is unable to deliver the Q2 financials by the date required under its existing debt instruments (after giving effect to any applicable consents and grace periods), such failure would constitute an event of default under such debt instruments, which could also constitute a cross-default with respect to certain of the Company’s other outstanding debt agreements and which may have a material adverse effect on the Company.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 12, 2022, the Company received notice from The NASDAQ Stock Market LLC (“Nasdaq”) that, because the Company has not yet filed its Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the “Q1 10-Q”) with the Securities and Exchange Commission (the “Commission”), the Company was not in compliance with the continued listing requirements under Nasdaq Listing Rule 5250(c)(1), which requires Nasdaq-listed companies to timely file all periodic reports with the Commission. In response to that notification and pursuant to the Nasdaq Listing Rules, the Company submitted a plan to Nasdaq to regain compliance and set August 14, 2022, as a target date for regaining compliance. Nasdaq granted the Company an exception to the listing rules until August 14, 2022, to regain compliance. As stated in the Company’s press release dated August 4, 2022, the Company notified Nasdaq that it no longer expected that it would be able to regain compliance by August 14, 2022.

As disclosed in the Company’s Notification of Late Filing on Form 12b-25 filed with the Commission on August 9, 2022, the Company remains unable to file the Q1 10-Q for the period ended March 31, 2022 and is further unable to file its Quarterly Report on Form 10-Q for the period ended June 30, 2022 (the “Q2 10-Q”) for the reasons described therein.

On August 12, 2022, the Company received a notice from Nasdaq regarding its continued non-compliance with Nasdaq Listing Rule 5250(c)(1) and requesting an updated plan to regain compliance. In response, on August 13, the Company submitted an updated plan for compliance with a request to Nasdaq for additional time to demonstrate compliance with the listing rules. If approved, Nasdaq could grant a continued exception to allow the Company to regain compliance with all delinquent filings for up to 180 days from the filing deadline of the Q1 10-Q, i.e., until November 7, 2022.

Neither the August 12, 2022, notice nor the May 12, 2022, notice from Nasdaq has an immediate effect on the listing of the Company’s common stock on the Nasdaq Global Market. The Company is working to finalize its financial statements for the Q1 10-Q and Q2 10-Q and review of internal controls and procedures, including the evaluation of any deficiencies in internal control over financial reporting, as soon as practicable.

Forward Looking Statements

All statements in this Current Report on Form 8-K that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, including regarding the Company’s internal investigation and the Company’s ability to obtain further consents and exceptions as referenced herein, and no assurance can be given that such consents or exceptions will be obtained. Such statements are subject to numerous assumptions, risks, uncertainties and other factors, including those described in the section titled “Risk Factors” in Dentsply Sirona’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this Current Report Form 8-K or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	DENTSPLY SIRONA Inc. press release, dated August 15, 2022
104	Cover Page Interactive Date File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Cherée H. Johnson
Cherée H. Johnson
Senior Vice President - Chief Legal
Officer, General Counsel and Secretary

Date: August 15, 2022